EXHIBIT 5.1

January 10, 2000

Immunomedics, Inc.
300 American Road
Morris Plains, New Jersey 07950

Gentlemen and Ladies:

         You have requested our opinion, as counsel for Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to (a) the offering by a selling stockholder of up to 75,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable from time to time, upon exercise of a warrant granted by the Company to Sutro & Co. Incorporated ("Sutro") and (b) the offering by a group of selling stockholders of up to 2,500,000 Shares purchased from the Company pursuant to a Common Stock Purchase Agreement

         In the preparation of our opinion, we have examined (1) the Restated Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, in effect on the date hereof, (3) minutes of meetings of the Company's Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, (6) the Common Stock Purchase Agreement, dated as of December 14, 1999, as amended (the "Agreement") and (7) the form of Sutro's warrant (the "Warrant"). In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

         Based upon such examination, we are of the opinion that (a) the Shares issuable to Sutro, when issued and delivered in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable and (b) the Shares issued to the purchasers under the Agreement were validly issued, fully paid and non-assessable .

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                                      Sincerely yours,


                                                      /s/ Lowenstein Sandler PC




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